EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NET SALES FOR
FOURTH QUARTER AND FISCAL YEAR 2017

•	For the quarter ended March 31, 2017

◦	Record GAAP and Non-GAAP net sales of $902.7 million. Our updated guidance provided on February 28, 2017 was net sales of $876.8 million to $903.2 million.

◦
On a GAAP basis: gross margins of 59.0%; operating income of $154.1 million; net income from continuing operations of $136.9 million; and EPS from continuing operations of 57 cents per diluted share. Microchip did not provide updated GAAP guidance on February 28, 2017 due to its February 2017 financing activities and the related accounting impact not being available at that time.

◦
On a Non-GAAP basis: gross margins of 59.2%; record operating income of $321.2 million; record net income from continuing operations of $276.9 million and record EPS from continuing operations of $1.16 per diluted share. Our updated guidance provided on February 28, 2017 was EPS of $1.02 to $1.10 per share.

◦	Record cash flow from operations of $322.6 million.

◦	Record quarterly dividend declared of $0.3615 cents per share.

•	For Fiscal Year 2017

◦	Record GAAP net sales of $3.408 billion.

◦	Record Non-GAAP net sales of $3.502 billion.

◦	On a GAAP basis: gross margins of 51.6%; operating income of $275.8 million; net income from continuing operations of $170.6 million; and EPS from continuing operations of 73 cents per diluted share.

◦
On a Non-GAAP basis: gross margins of 57.6%; operating income of $1.108 billion; net income from continuing operations of $937.1 million and record EPS from continuing operations of $3.99 per diluted share.

CHANDLER, Arizona - May 9, 2017 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months and fiscal year ended March 31, 2017 as summarized in the following table:

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2017				Year Ended March 31, 2017
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$902.7		$902.7		$3,407.8		$3,501.7
Gross Margin	$532.8	59.0%	$534.7	59.2%	$1,757.2	51.6%	$2,015.5	57.6%
Operating Income	$154.1	17.1%	$321.2	35.6%	$275.8	8.1%	$1,107.7	31.6%
Other Expense	$(82.3)		$(18.8)		$(186.0)		$(83.3)
Income Tax (Benefit) Provision	$(65.1)		$25.5		$(80.8)		$87.4
Net Income from Continuing Operations	$136.9	15.2%	$276.9	30.7%	$170.6	5.0%	$937.1	26.8%
Earnings per Diluted Share from Continuing Operations	57 cents		$1.16		73 cents		$3.99
Net Loss from Discontinued Operations	$—	—%			$(6.0)	(0.2)%
Loss per Diluted Share from Discontinued Operations	0 cents				(2) cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

GAAP net sales for the fourth quarter of fiscal 2017 were $902.7 million, up 61.9% from GAAP net sales of $557.6 million in the prior year's fourth fiscal quarter. GAAP net income from continuing operations for the fourth quarter of fiscal 2017 was $136.9 million, or 57 cents per diluted share, up from GAAP net income of $67.4 million, or 31 cents per diluted share, in the prior year's fourth fiscal quarter.

Non-GAAP net sales for the fourth quarter of fiscal 2017 were $902.7 million, up 58.8% from non-GAAP net sales of $568.4 million in the prior year's fourth fiscal quarter. Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2017 was $276.9 million, or $1.16 per diluted share, up 81.0% from non-GAAP net income of $153.0 million, or 70 cents per diluted share, in the prior year's fourth fiscal quarter. For fiscal 2017 and fiscal 2016, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, a loss on the inducement and extinguishment of our convertible debentures, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Certain of these non-GAAP items are also reflected in our non-GAAP results for the fourth quarters of fiscal 2017 and fiscal 2016. A reconciliation of our non-GAAP and GAAP results is included in this press release.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

GAAP net sales for the fiscal year ended March 31, 2017 were $3.408 billion, an increase of 56.8% from net sales of $2.173 billion in the prior fiscal year. On a GAAP basis, consolidated net income from continuing operations for the fiscal year ended March 31, 2017 was $170.6 million, or 73 cents per diluted share, a decrease of 47.4% from net income of $324.1 million, or $1.49 per diluted share in the prior fiscal year.

Non-GAAP net sales for the fiscal year ended March 31, 2017 were $3.502 billion, an increase of 58.2% from net sales of $2.214 billion in the prior fiscal year. On a non-GAAP basis, net income from continuing operations for the fiscal year ended March 31, 2017 was $937.1 million, or $3.99 per diluted share, an increase of 60.6% from net income of $583.3 million, or $2.68 per diluted share, in the prior fiscal year.

Microchip announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 36.15 cents per share. The quarterly dividend is payable on June 6, 2017 to stockholders of record on May 23, 2017.

"Our March quarter financial results were outstanding," said Steve Sanghi, Chief Executive Officer. "Our net sales were near the high end of our updated guidance from February 28, 2017, while non-GAAP gross margin percentage, operating profit percentage and diluted earnings per share all exceeded the high end of our guidance. We were not able to provide GAAP guidance for the March quarter due to our February 2017 convertible debt offering and the related GAAP accounting impact not being available at that time."

Mr. Sanghi added, “Non-GAAP earnings per share was an all-time record and was 10 cents per share better than the mid-point of our February 28, 2017 guidance, and up 64.7% from the March quarter of a year ago due to improving sales, gross margin percentage, operating expense leverage and the successful execution of our core business as well as accretion from our acquisitions. GAAP earnings per share for the March quarter was heavily impacted by acquisition-related expenses and hence, not meaningfully comparable to the March quarter a year ago.”

"Microcontroller revenue was a record $580.5 million in the March quarter and represented 64.3% of Microchip's overall revenue," said Ganesh Moorthy, President and Chief Operating Officer. "In March 2017, Gartner Dataquest released their microcontroller market share report for 2016 which showed Microchip had gained market share in each of the 8-bit, 16-bit and 32-bit product lines, and climbed to the number three overall microcontroller ranking in the industry by revenue. We believe we have the new product momentum and customer engagement to continue to gain even more share, as we further build the best performing microcontroller franchise in the industry."

Mr. Moorthy added, "Our analog business was also at record levels of $230.5 million in the March quarter and represented 25.5% of Microchip's overall revenue. We continue to develop and introduce a wide range of innovative and proprietary new linear, mixed-signal, power, interface, timing and security products to fuel the future growth of our analog business."

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

Eric Bjornholt, Microchip's Chief Financial Officer, said, "The cash flow from operations in the December quarter was a record $322.6 million. As of March 31, 2017, the consolidated cash and total investment position on our balance sheet was $1.41 billion."

Mr. Sanghi added, "I want to thank all of the employees of Microchip, including employees who joined us from our acquisitions worldwide for delivering such a strong quarter, as well as an outstanding fiscal year 2017."

Commenting on the business environment, Mr. Sanghi added, "We are seeing a very strong business environment for our products worldwide. Our bookings rate is extremely strong. Our inventories at Microchip as well as at distributors are at the low end of the normal range. Therefore, we are starting to see some lengthening of our lead times. We are starting to see challenges in fab, foundry, probe, assembly, and test capacity. We have increased wafer starts in our three internal fabs and we are adding capacity in our three assembly and test facilities. Despite all this, we are seeing significant business that we are not able to support by the customer requested dates."

Mr. Sanghi concluded, "We expect total net sales to be between $920.7 million and $965.9 million in the June 2017 quarter. Having achieved non-GAAP operating profit of 35.6% in the March quarter which is very close to our long-term target of 36% non-GAAP operating profit, and reflecting confidence in our planned business improvements, we are revising our long-term operating model. Our long-term non-GAAP operating model used to be 60% gross margin, 24% operating expenses and 36% operating profit. Today we are revising it upwards to 62.5% non-GAAP gross margin, 22.5% non-GAAP operating expenses and 40% non-GAAP operating profit. Microchip does not utilize a GAAP long-term operating model.”

Microchip's Highlights for the Quarter Ended March 31, 2017:

•
Microchip issued $2.645 billion in convertible bonds, paid down $1.683 billion of borrowings under its revolving line of credit, and extinguished $431.3 million of 2037 convertible bonds in a financially accretive transaction.

•
Microchip released the GigEpack - a comprehensive portfolio of advanced Gigabit Ethernet products. GigEpack is a suite of compliance-tested products and tools including the industry's first fault-tolerant Ethernet switch.

•
The latest PIC®18F MCU, the "K42," was announced which features a versatile array of Core Independent Peripherals (CIPs) to simplify complex designs. The family also features high-resolution analog, on-chip Direct Access Memory (DMA) and vectored interrupts for fast processing.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

•
Microchip furthered expanded its family of tinyAVR® MCUs with the new ATtiny1617 devices. These latest tinyAVR MCUs increase system throughput while lowering power consumption in embedded applications.

•
Microchip released the CEC1702, a hardware cryptography-enabled MCU to help simplify the development of smart, connected and secure solutions. The CEC1702 is a feature-rich MCU that streamlines security implementation.

•	The PIC1615386 family was released, easing the design process by offering more CIPs. The PIC16F15386 family is the most powerful launching point into the 8-bit PIC® MCU portfolio.

•
Microchip's online store, microchipDIRECT, revolutionized the semiconductor purchasing process with the release of new features such as volume pricing and enhanced ordering flexibility on its mobile-optimized platform. The full-service channel now also includes all former Atmel products.

•
Industry's first 'zigbee PRO with Green Power Certified Platform' was unveiled by Microchip. The BitCloud 4.0 complete zigbee® software development kit is now available with features such as mesh networking and Green Power.

•	Microchip continued to prove that MOST® technology is still a leading standard for automotive infotainment, announcing several new design wins for the technology.

•
A new single-chip Digitally Enhanced Power Analog (DEPA) solution was announced. The MCP19215 is ideal for DC-DC power conversion and offers flexible control for applications needing variable output power supplies and dynamic reconfiguration.

•
Microchip debuted the motorBench™ Development Suite, an advanced motor control software plug-in for Microchip's MPLAB® X Integrated Development Environment (IDE) with auto tuning and self-commissioning capabilities.

•
Silicon Storage Technology (SST), Microchip's licensing subsidiary, announced the qualification of embedded SuperFlash® technology for the 110 nm CMOS process. They also announced that StarChip's secure IC for bank cards is now enabled by SuperFlash technology.

•
Microchip announced the latest family of live updatable controllers for digital power. The dsPIC33EP128GS808 digital signal controller family offers up to 128 KB of Flash while enabling firmware updates to power supplies with zero down-time.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

•	Microchip was named one of the 2017 Best Companies to Work for in NY by Best Companies NY.

First Quarter Fiscal Year 2018 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on both a GAAP and non-GAAP basis for the June 30, 2017 quarter:

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$920.7 to $965.9 million		$920.7 to $965.9 million
Gross Margin[2]	59.15% to 59.65%	$3.2 to $3.4 million	59.5% to 60.0%
Operating Expenses	38.35% to 38.85%	$141.3 to $148.3 million	23.0% to 23.5%
Operating Income	20.3% to 21.3%	$144.6 to $151.6 million	36.0% to 37.0%
Other Expense	$47.7 million	$26.5 million	$21.2 million
Income Tax Expense (Benefit)	(2.0%) to 2.0%	$25.3 to $32.1 million	8.0% to 9.0%
Net Income	$143.4 to $156.5 million	$138.9 to $152.8 million	$282.4 to $309.3 million
Diluted Common Shares Outstanding[3]	Approximately 242.3 to 243.3 million shares		Approximately 242.3 to 243.3 million shares
Earnings per Diluted Share[3]	59 to 64 cents	About 58 to 63 cents	$1.17 to $1.27
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days at June 30, 2017 are expected to be 98 to 107 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending June 30, 2017 are expected to be approximately $60 million. Capital expenditures for all of fiscal year 2018 are expected to be approximately $170 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors resulting from changes to business practices with those distributors, a loss

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

on the inducement and extinguishment of our convertible debentures, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our non-GAAP results for the twelve months ended March 31, 2017 reflect an adjustment for a manufacturing excursion issue with one of our suppliers. Our non-GAAP net sales outlook for the June 2017 quarter reflects accounting for revenue for Atmel distributors on a sell-through basis. Net sales from Atmel's sell-through distributors that the distributors owned as of the acquisition date is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2017 quarter between $77 and $80 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (unaudited)

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Net sales	$902,666	$557,647	$3,407,807	$2,173,334
Cost of sales	369,840	254,868	1,650,611	967,870
Gross profit	532,826	302,779	1,757,196	1,205,464

Research and development	127,182	95,638	545,293	372,596
Selling, general and administrative	111,160	78,293	499,811	301,670
Amortization of acquired intangible assets	94,311	48,132	337,667	174,896
Special charges and other, net	46,086	770	98,608	3,957
Operating expenses	378,739	222,833	1,481,379	853,119

Operating income	154,087	79,946	275,817	352,345
Losses on equity method investments	(55)	(56)	(222)	(345)
Other expense, net	(82,230)	(22,277)	(185,808)	(70,707)

Income before income taxes	71,802	57,613	89,787	281,293
Income tax benefit	(65,106)	(9,742)	(80,805)	(42,632)
Net income from continuing operations	136,908	67,355	170,592	323,925
Discontinued operations:
Loss from discontinued operations	—	—	(7,514)	—
Income tax benefit	—	—	(1,561)	—
Net loss from discontinued operations	—	—	(5,953)	—

Net income	136,908	67,355	164,639	323,925
Less: Net loss attributable to noncontrolling interests	—	—	—	207
Net income attributable to Microchip Technology	$136,908	$67,355	$164,639	$324,132

Basic net income per common share attributable to Microchip Technology stockholders
Net income from continuing operations	$0.61	$0.33	$0.79	$1.59
Net loss from discontinued operations	—	—	(0.03)	—
Net income attributable to Microchip Technology	$0.61	$0.33	$0.76	$1.59
Diluted net income per common share attributable to Microchip Technology stockholders
Net income from continuing operations	$0.57	$0.31	$0.73	$1.49
Net loss from discontinued operations	—	—	(0.02)	—
Net income attributable to Microchip Technology	$0.57	$0.31	$0.71	$1.49

Basic common shares outstanding	222,703	203,736	217,196	203,384
Diluted common shares outstanding	239,171	217,711	234,806	217,388

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	March 31,
	2017	2016
	(Unaudited)
Cash and short-term investments	$1,302,772	$2,446,035
Accounts receivable, net	478,373	290,183
Inventories	417,202	306,815
Assets held for sale	6,459	—
Other current assets	100,234	53,680
Total current assets	2,305,040	3,096,713

Property, plant and equipment, net	683,338	609,396
Long-term investments	107,457	118,549
Other assets	4,582,741	1,713,225
Total assets	$7,678,576	$5,537,883

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$361,683	$198,577
Deferred income on shipments to distributors	292,815	183,432
Current portion of long-term debt	49,952	—
Total current liabilities	704,450	382,009

Long-term debt	2,900,524	2,453,405
Long-term income tax payable	176,640	111,061
Long-term deferred tax liability	409,045	399,218
Other long-term liabilities	217,206	41,271

Stockholders' equity	3,270,711	2,150,919
Total liabilities and stockholders' equity	$7,678,576	$5,537,883

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net sales, as reported	$902,666	$557,647	$3,407,807	$2,173,334
Distributor revenue recognition adjustment	—	10,791	93,879	40,501
Non-GAAP net sales	$902,666	$568,438	$3,501,686	$2,213,835

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Gross profit, as reported	$532,826	$302,779	$1,757,196	$1,205,464
Distributor revenue recognition adjustment, net of product cost	—	5,395	50,323	23,794
Share-based compensation expense	3,248	1,927	18,713	8,252
Manufacturing excursion	(1,350)	3,624	(550)	3,624
Acquisition-related restructuring and acquired inventory valuation costs	—	18,197	189,774	45,646
Non-GAAP gross profit	$534,724	$331,922	$2,015,456	$1,286,780
Non-GAAP gross profit percentage	59.2%	58.4%	57.6%	58.1%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Research and development expenses, as reported	$127,182	$95,638	$545,293	$372,596
Share-based compensation expense	(9,232)	(8,399)	(46,801)	(32,022)
Acquisition-related and other costs	(833)	—	(808)	—
Non-GAAP research and development expenses	$117,117	$87,239	$497,684	$340,574
Non-GAAP research and development expenses as a percentage of net sales	13.0%	15.3%	14.2%	15.4%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Selling, general and administrative expenses, as reported	$111,160	$78,293	$499,811	$301,670
Share-based compensation expense	(9,586)	(6,991)	(62,641)	(31,146)
Acquisition-related and other costs	(5,139)	(5,040)	(27,131)	(9,738)
Non-GAAP selling, general and administrative expenses	$96,435	$66,262	$410,039	$260,786
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.7%	11.7%	11.7%	11.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Operating expenses, as reported	$378,739	$222,833	$1,481,379	$853,119
Share-based compensation expense	(18,818)	(15,390)	(109,442)	(63,168)
Acquisition-related and other costs	(5,972)	(5,040)	(27,939)	(9,738)
Amortization of acquired intangible assets	(94,311)	(48,132)	(337,667)	(174,896)
Special charges and other, net	(46,086)	(770)	(98,608)	(3,957)
Non-GAAP operating expenses	$213,552	$153,501	$907,723	$601,360
Non-GAAP operating expenses as a percentage of net sales	23.7%	27.0%	25.9%	27.2%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Operating income, as reported	$154,087	$79,946	$275,817	$352,345
Distributor revenue recognition adjustment	—	5,395	50,323	23,794
Share-based compensation expense	22,066	17,317	128,155	71,420
Manufacturing excursion	(1,350)	3,624	(550)	3,624
Acquisition-related restructuring, acquired inventory valuation and other costs	5,972	23,237	217,713	55,384
Amortization of acquired intangible assets	94,311	48,132	337,667	174,896
Special charges and other, net	46,086	770	98,608	3,957
Non-GAAP operating income	$321,172	$178,421	$1,107,733	$685,420
Non-GAAP operating income as a percentage of net sales	35.6%	31.4%	31.6%	31.0%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Other expense, net, as reported	$(82,230)	$(22,277)	$(185,808)	$(70,707)
Loss on induced conversion and extinguishment of convertible debt	43,879	—	43,879	—
Non-cash other expense, net	19,641	15,920	57,885	53,005
Gain on equity securities and equity method investment	—	—	(468)	(16,147)
Impairment on available-for-sale investment	—	—	1,433	3,995
Other expenses on acquisition restructuring	—	—	—	501
Non-GAAP other expense, net	$(18,710)	$(6,357)	$(83,079)	$(29,353)
Non-GAAP other expense, net, as a percentage of net sales	(2.1)%	(1.1)%	(2.4)%	(1.3)%

RECONCILIATION OF GAAP INCOME TAX BENEFIT TO NON-GAAP INCOME TAX PROVISION

	Three Months ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Income tax benefit, as reported	$(65,106)	$(9,742)	$(80,805)	$(42,632)
Income tax rate, as reported	(90.7)%	(16.9)%	(90.0)%	(15.2)%
Distributor revenue recognition adjustment	—	1,911	4,164	8,721
Share-based compensation expense	7,592	5,446	44,214	23,012
Manufacturing excursion	(495)	1,324	(200)	1,324
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	8,465	2,018	37,095	34,799
Special charges and other, net	17,335	31	35,404	1,445
Loss on induced conversion and extinguishment of convertible debt	16,082	—	16,082	—
Non-cash other expense, net	7,198	5,692	21,215	19,426
Gain on equity securities and equity method investment	—	—	(172)	(31)
Impairment on available-for-sale investment	—	—	526	1,472
Non-recurring tax events	(476)	12,300	9,859	24,706
Tax adjustment in accordance with ASC 740-270	34,901	—	—	—
Non-GAAP income tax provision	$25,496	$18,980	$87,382	$72,242
Non-GAAP income tax rate	8.4%	11.0%	8.5%	11.0%

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RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net income from continuing operations, as reported	$136,908	$67,355	$170,592	$324,132
Distributor revenue recognition adjustment, net of tax effect	—	3,484	46,159	15,073
Share-based compensation expense, net of tax effect	14,474	11,871	83,941	48,408
Manufacturing excursion, net of tax effect	(855)	2,300	(350)	2,300
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	91,818	69,351	518,285	195,982
Special charges and other, net of tax effect	28,751	739	63,204	2,512
Loss on induced conversion and extinguishment of convertible debt, net of tax effect	27,797	—	27,797	—
Non-cash other expense, net of tax effect	12,443	10,228	36,670	33,579
Noncontrolling interests	—	—	—	(375)
Gain on equity securities and equity method investment, net of tax effect	—	—	(296)	(16,116)
Impairment on available-for-sale investment, net of tax effect	—	—	907	2,523
Non-recurring tax events	476	(12,300)	(9,859)	(24,706)
Tax adjustment in accordance with ASC 740-270	(34,901)	—	—	—
Non-GAAP net income from continuing operations	$276,911	$153,028	$937,050	$583,312
Non-GAAP net income from continuing operations as a percentage of net sales	30.7%	26.9%	26.8%	26.3%
GAAP net income from continuing operations as a percentage of net sales	15.2%	12.1%	5.0%	14.9%
Diluted net income per common share from continuing operations attributable to Microchip Technology stockholders, as reported	$0.57	$0.31	$0.73	$1.49
Non-GAAP diluted net income per common share from continuing operations attributable to Microchip Technology stockholders	$1.16	$0.70	$3.99	$2.68
Diluted common shares outstanding, as reported	239,171	217,711	234,806	217,388
Diluted common shares outstanding Non-GAAP	239,171	217,711	234,806	217,260

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

Microchip will host a conference call today, May 9, 2017 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 23, 2017.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 9, 2017 and will remain available until 8:00 p.m. (Eastern Time) on May 23, 2017. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9260868.

Cautionary Statement:

The statements in this release relating to improving sales, gross margin percentage, operating expense leverage, successful execution of our core business and accretion from our acquisitions, having the new product momentum and customer engagement to continue to gain even more microcontroller market share, building the best performing microcontroller franchise in the industry, continuing to develop and introduce a wide range of innovative and proprietary new products to fuel the future growth of our analog business, seeing a very strong business environment for our products worldwide, lengthening of our leadtimes, challenges in our fab, foundry, probe, assembly and test capacity, adding capacity in our three assembly and test facilities, being unable to support customer request dates, expecting net sales in the June 2017 quarter to be between $920.7 million and $965.9 million, confidence in our planned business improvements, our revised long-term Non-GAAP operating model being 62.5% gross margin, 22.5% operating expenses and 40% operating profit, our financing activities being a financially accretive transaction, that our MOST technology is still a leading standard for automotive infotainment, our first quarter fiscal 2018 GAAP and Non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax (benefit)/expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the June 2017 quarter and for all of fiscal 2018, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, that Non-GAAP results provide investors with useful information regarding the actual end market demand for our products, and assumed average stock price in the June 2017 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive

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Microchip Technology Reports
Fourth Quarter and Fiscal 2017
Financial Results

developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our Atmel acquisition; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the June 2017 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 9, 2017 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, AVR, MOST, MPLAB, SuperFlash, tinyAVR and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. motorBench is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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